UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2011, EchoStar Corporation (“EchoStar”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.
The election of Joseph P. Clayton, R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, David K. Moskowitz, Tom A. Ortolf, and C. Michael Schroeder as directors to serve until the 2012 annual meeting of shareholders or until his respective successor shall be duly elected and qualified;

b.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;
c.	Advisory vote on executive compensation; and
d.	Advisory vote on the frequency of future advisory votes on executive compensation.

The following are the final voting results for each of the five items voted on at the meeting:

Election as directors:	For	Withheld		Non-Votes
Joseph P. Clayton	493,619,826	12,745,079	-	5,118,796
R. Stanton Dodge	503,054,089	3,310,816	-	5,118,796
Michael T. Dugan	503,193,535	3,171,370	-	5,118,796
Charles W. Ergen	503,054,457	3,310,448	-	5,118,796
David K. Moskowitz	490,796,986	15,567,919	-	5,118,796
Tom A. Ortolf	493,699,368	12,665,537	-	5,118,796
C. Michael Schroeder	493,702,014	12,662,891	-	5,118,796

Ratification of the appointment of KPMG LLP:
For				498,840,566
Against				11,174,285
Abstain				1,468,850

Advisory vote on executive compensation:
For				503,945,058
Against				201,582
Abstain				2,218,265
Non-Votes				5,118,796

Advisory vote on the frequency of future advisory votes on executive compensation:
1 Year				19,111,273
2 Years				115,485
3 Years				484,920,521
Abstain				2,217,224
Non-Votes				5,119,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: May 5, 2011	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary